Exhibit 99.1

PRESS RELEASE

Contact:	Investors/Media:
Windrose Medical Properties Trust	The Ruth Group
Fred Farrar	Stephanie Carrington/Jason Rando
President and COO	646 536-7017/7025
317 860-8213	scarrington@theruthgroup.com
jrando@theruthgroup.com

Windrose Medical Properties Trust Reports
Third Quarter 2005 Results

Third Quarter Highlights:

•	Reported quarterly rental revenues of $11.9 million, up 57.5% from 2004

•	Reports net income of $1.5 million, up 66% from 2004

•	Generated funds from operations (FFO) of $0.24 per share on a fully diluted basis

•	Acquired two properties for $11.4 million

•	Declared quarterly dividend of $0.225 per common share and declared quarterly dividend of $0.4726 per preferred share

Indianapolis, Indiana, November 7, 2005 – Windrose Medical Properties Trust (NYSE: WRS), a self-managed specialty medical properties REIT, announced today financial results for the third quarter ended September 30, 2005.

Financial and Operating Results

Windrose reported third quarter 2005 rental revenues of $11.9 million, compared to $7.6 million for the third quarter 2004, a 57.5% increase.  Third quarter 2005 corporate general and administrative expenses were$1.1 million, compared to $0.8 million for the same quarter in 2004, a 25.9% increase.

Third quarter 2005 net income was $1.5 million compared to $0.9 million for the third quarter 2004, a 66% increase.  Third quarter 2005 net income available for common shareholders was $0.5 million, or $0.04 per diluted share based on 14.2 million weighted average shares outstanding, compared to $0.9 million, or $0.09 per diluted share based on 10.3 million weighted average shares outstanding, for the third quarter 2004.  Third quarter 2005 funds from operations (FFO), comprised of net income plus depreciation and amortization from real estate, was $3.3 million, or $0.24 per diluted share on an increased share base, compared to $2.5 million, or $0.25 per diluted share, for the third quarter 2004.  Third quarter 2005 funds available for distribution (FAD), which consists of FFO adjusted primarily for straight-line rent, above/below market rents, and amortization of deferred financing fees, was $3.2 million.

Hospital Affiliates Development Corp. (HADC), Windrose’s taxable development subsidiary, generated a third quarter 2005 pre-tax profit of $0.044 million, as compared to a third quarter 2004 pre-tax profit $0.052 million.  The third quarter 2005 after tax profit was $0.027 million.  The specialty hospital and adjacent medical office building in Houston, TX being developed by HADC for Windrose ownership are expected to be completed in the fourth quarter of 2005.

Fred Klipsch, Chairman and Chief Executive Officer, remarked, “We are pleased with our continued portfolio growth, particularly the recent announcement of a major 22 property portfolio acquisition that will increase our asset base by 55%.  At the very end of the second quarter, we opportunistically raised $52.5 million of convertible preferred equity to strengthen our capitalization.  Our decision to retain prior assumed debt and higher cash balances during the third quarter following the convertible preferred offering we estimate our net income was temporarily impacted by as much as $0.026 per share for the quarter.  We are now very well positioned to close on the $241 million 22- property acquisition through conventional debt sources, including our existing credit facility and a $30 million bridge facility.  We expect this acquisition will position us for significant FFO growth in 2006.”

Fred Farrar, President and Chief Operating Officer, stated, “Our expanding operating portfolio contributed to our solid third quarter revenue.  Our third quarter portfolio occupancy rate increased to 93.3% from 92.6% in the second quarter.  As our leasing activities continue into the fourth quarter, we remain on track to reach our previously stated target occupancy rate for our existing portfolio of 94% by the end of the year.”

In July 2005, Windrose acquired a medical office building, an ambulatory surgery center and a partially improved adjacent parcel in Union City, TN for $11.4 million.  Windrose utilized approximately $11.0 million in cash from the June 2005 convertible preferred equity offering proceeds to fund this transaction and the balance was paid by issuing a note to the seller of the adjacent parcel in the amount of approximately $0.4 million.

Post Third Quarter Events

On October 4, 2005, Windrose renewed and amended its $50 million secured credit facility.  The $50 million base facility has a rate of LIBOR plus 1.50% - 2.50% depending on the leverage ratio.  In addition to the $50 million base facility, a $20 million accordion feature allows for the Company to request an increase of the base facility to $70 million to the extent that participating lenders in the syndicated credit facility elect to increase their commitments under the credit facility. Further, the facility provides for an additional $10 million to acquire real estate assets, and provides for $3 million under unsecured letters of credit.

On October 7, 2005, Windrose acquired a medical office building, located in Fayetteville, GA, an expanding suburb in the Atlanta region, for approximately $5.5 million.  Windrose acquired the property by assuming $3.6 million of debt on the property with the balance of the purchase price paid in cash.

On October 26, 2005, Windrose entered into purchase agreements to acquire a portfolio of 22 properties for a total purchase consideration of approximately $241 million, subject to customary closing adjustments and other allocations. The portfolio will increase Windrose’s asset base by 55% and consists of slightly more than 1.0 million rentable square feet in Arizona, California, Florida and Texas, with 16 of the 22 properties located in Florida.

On November 1, 2005, Windrose acquired a 43.8% general partner ownership interest in a medical office building in Lake Mead, Nevada for approximately $4.9 million.  The property’s approximate total value is $11.2 million.  Windrose acquired the general partner ownership interest in this property for $4.9 million by the assumption of assuming $2.9 million as its prorateprorata portion of the existing debt on the property with the balance of the purchase price paid in cash.

On November 4, 2005, Windrose acquired the first two properties of the 22 property portfolio representing 145,531 square feet approximately 145,500 square feet.  The two properties, Southpointe Medical Center and Atrium Office Park, located in Plantation, FL, have been acquired for approximately $30.4 million.  Windrose assumed, with the purchase consideration including the assumption of $20.7 million of mortgage debt on the two properties with and the balance of the purchase price paid in cash.

Distributions

As previously announced, Windrose’s Board of Trustees declared a third quarter 2005 dividend of $0.225 per common share.  The dividend is payable on November 21, 2005 to shareholders of record on October 28, 2005.  The Board of Trustees declared a quarterly dividend of $0.4726 per 7.5% Series A cumulative convertible preferred share.  This dividend will be payable on November 21, 2005 to preferred shareholders of record on November 5, 2005.

Conference Call and Webcast

Windrose will host a conference call to discuss third quarter results on Monday, November 7, 2005 at 4:00 p.m. Eastern Standard Time / 3:00 p.m. Central Standard Time.  The conference call will be accessible by telephone and through the Internet.  Telephone access is available by dialing (877) 407-9039 for domestic callers, and (201) 689-8470 for international callers.  The reservation number for both is 171457.  Those interested in listening to the conference call should dial into the call approximately 10 minutes before the start time.  A live webcast of the conference call will be available online at www.windrosempt.com.  Web participants are encouraged to go to the Web site at least 15 minutes prior to the start of the call to register, download, and install any necessary audio software. Listening to the webcast requires speakers and RealPlayer™ software, downloadable free at www.real.com.

In addition, a telephonic replay of the call will be available until November 21, 2005.  The replay dial-in numbers are (877) 660-6853 for domestic callers and (201) 612-7415 for international callers.  Please use reservation code 171457.  After the live webcast, a recording of the call will remain available on Windrose Medical Properties Trust’s web site, www.windrosempt.com, for a month.

About Windrose Medical Properties Trust

Windrose is a self-managed Real Estate Investment Trust (REIT) based in Indianapolis, Indiana with offices in Nashville, Tennessee. Windrose was formed to acquire, selectively develop and manage specialty medical properties, such as medical office buildings, outpatient treatment and diagnostic facilities, physician group practice clinics, ambulatory surgery centers and specialty hospitals and treatment centers.

Non-GAAP Financial Measures

FFO, as defined by NAREIT, is net income (loss) (computed in accordance with generally accepted accounting principles, or “GAAP”), excluding gains (or losses) from sales of properties, plus real estate depreciation and amortization and after comparable adjustments for Windrose’s portion of these items related to the unconsolidated entities and joint ventures.  A reconciliation of Windrose’s third quarter 2005 FFO to net income, the most directly comparable GAAP measure, is included in a schedule accompanying this press release.

This press release contains non-GAAP financial information that is generally provided by most publicly-traded REITs and that we believe may be of interest to the investment community.  Reconciliation of all non-GAAP financial measures to GAAP financial measures are included a schedule accompanying this press release and on Windrose’s web site at www.windrosempt.com under the heading “financial reports” on the “investor center” section of the site.

Safe Harbor

Some of the statements in this news release constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and the Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements containing the words “believes,” “anticipates,” “expects,” “estimates,” “intends,” “plans,” or “projects”. Such statements include, in particular, statements about the company’s beliefs, expectations, plans and strategies that are not historical facts, statements concerning completion of the acquisition of pending properties, occupancy of properties, renewal of leases, FFO, completion of projects under development, completion of financings, increases in assets, rentable square feet, and resources available for investment. You should not rely on these forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties, assumptions and changes in circumstances, many of which are beyond the Company’s control, which may cause its actual results to differ significantly from those expressed in any forward-looking statement. The factors that could cause actual results to differ materially from current expectations include failure to complete acquisitions or developments, ability to raise additional capital, financial performance and condition of our lessees  tenants, adverse changes in healthcare laws, changes in economic and general business conditions, competition for specialty medical properties, the Company’s ability to finance its operations, the availability of additional acquisitions, regulatory conditions and other factors described from time to time in filings the Company makes with the Securities and Exchange Commission. The forward-looking statements contained herein represent the Company’s judgment as of the date hereof and we caution readers are cautioned not to place undue reliance on such statements. Windrose does not undertake to publicly update or revise any forward-looking statement whether as a result of new information, future events or otherwise.

Windrose Medical Properties Trust, Inc.
Condensed Consolidated Financial Information
For the Three months Ended September 30, 2005, and September 30, 2004
(Dollars in Thousands, except per share amounts)

	Three months ended 9/30/2005	Three months ended 9/30/2004

RENTAL OPERATIONS
Revenues
Rent	$11,949	$7,589
Operating expenses
Property taxes	1,122	626
Property operating	2,616	1,487
Depreciation and amortization	2,820	1,658

Total operating expenses	6,558	3,771
Operating income from rental operations	5,391	3,818
SERVICE OPERATIONS (HADC)
Revenues
Development and project management fees	523	246
Expenses
Cost of sales and project costs	229	159
General and administrative expenses	250	35

Gain (Loss) from service operations	44	52
GENERAL AND ADMINISTRATIVE EXPENSES
Corporate operations	1,056	839
Operating income	4,379	3,031
OTHER INCOME (EXPENSE)
Interest Income (expense)	(2,783)	(2,138)
Gain (loss) on interest rate swap	—	(10)
Other income (expense)	(42)	(34)

Total other income (expense)	(2,825)	(2,182)
Income tax benefit (expense)	(17)	—
Net income before minority interest and discontinued operations	1,537	849
Minority interest in income of common unit holders and other subsidiaries	(21)	(38)
Discontinued Operations
Net Income from discontinued operations, net of minority interest	—	98

Net income from discontinued operations	—	98
Net income	1,516	909

Dividends on preferred shares	992	—

Net Income available for common shareholders	524	909

Weighted average shares of common stock outstanding
- Basic	13,771	9,965
- Diluted	14,190	10,332
Net income per common share
- Basic and diluted	$0.04	$0.09

Condensed Consolidated Financial Information
For the Three months Ended September 30, 2005, and September 30, 2004
(Dollars in Thousands, except per share amounts)

	Three months ended 9/30/2005	Three months ended 9/30/2004

Funds from operations(1) (FFO):
Net income available for common shareholders	$524	$909
Add back (deduct):
Lease intangible amortization and depreciation expense on continuing operations	2,820	1,658
Lease intangible amortization and depreciation expense on discontinued operations	—	32
Minority interest share of depreciation and amortization	(74)	(63)

Funds from operations (FFO)	$3,270	$2,536
FFO per common share
- Basic and diluted	$0.24	$0.25

Windrose Medical Properties Trust, Inc.
Condensed Consolidated Financial Information
For the Three months Ended September 30, 2005
(Dollars in Thousands)

Three months ended 9/30/2005

Funds available for distribution(2) (FAD)
Funds from operations (FFO)	$3,270
Add back (deduct):
Straight-line rent adjustment from continuing operations	(472)
Rental income associated with above/below market leases	143
Amortization of deferred financing fees and other assets	197
Depreciation of property, plant and equipment	41
Minority interest share of FAD adjustments	15

Funds available for distribution (FAD)	$3,194
Cash Spent on Tenant Improvements, Capital Expenditures and Leasing Commissions
Improvements capital expenditures	$65
Tenant improvements and leasing commissions	91

Total	$156

Reconciliation of Net Income to Cash Flows Provided by Operating Activities

Three months ended 9/30/2005

Net income	$1,516
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,820
Rental Income associated with above/below market leases	143
Deferred Income Taxes	17
Deferred Compensation Expense	28
Amortization of deferred financing fees	193
Amortization of fair value of debt adjustment	(214)
Minority interest in earnings	21
Increase (decrease) in cash due to changes in:
Construction receivables and payables, net	(61)
Straight line rent receivable	(472)
Billings in excess of revenues earned	(107)
Receivables from tenants	94
Other accrued revenues and expenses	465

Cash flows provided by operating activities	$4,443

Reconciliation of Cash Flows Used in Operating
Activities to Funds Available for Distribution (FAD)

Three months ended 9/30/2005

Cash flows provided by operating activities	$4,443
Add (Deduct):
Non-income Operating Cash Flows:
Billings in excess of revenues earned	107
Deferred Income Taxes	(17)
Receivables from tenants	(94)
Amortization of fair value of debt	214
Depreciation of PP&E and amortization of other assets	45
Other accrued revenues and expenses	(465)
Construction payables, net	61
Deferred Compensation Expense	(28)
Minority interest in earnings	(21)
Minority interest share of depreciation and amortization and FAD Adjustments	(59)
Preferred Dividends	(992)

Funds available for distribution (FAD)	$3,194

Windrose Medical Properties Trust, Inc.
Condensed Consolidated Balance Sheets
(Dollars in Thousands)

	9/30/2005	12/31/2004

Cash and cash equivalents	$10,690	$9,013
Net real estate assets	419,484	298,237
Property held for sale	—	4,892
Other assets	16,359	12,832

Total assets	446,533	324,974
Secured debt	228,185	187,134
Payables and other liabilities	17,613	12,819
Minority interest	5,592	5,615
Shareholders’ equity	195,143	119,406

Total liabilities and shareholders’ equity	$446,533	$324,974

(1) The Company believes that FFO is helpful in understanding the Company’s operating performance in that FFO excludes depreciation and amortization expense on real estate assets. The Company believes that GAAP historical cost depreciation of real estate assets is generally not correlated with changes in the value of those assets, whose value does not diminish predictably over time, as historical cost depreciation implies. FFO should not be considered as an alternative to cash flows from operating, investing and financing activities as a measure of liquidity.  The White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) in April 2002 defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of properties, plus real estate related depreciation and amortization and after comparable adjustments for the Company’s portion of these items related to unconsolidated entities and joint ventures.

(2) The Company’s management considers funds available for distribution (“FAD”) to be a useful liquidity measure because FAD provides investors with an additional basis to evaluate the ability of the Company to incur and service debt and to fund capital expenditures and distributions to shareholders and unit holders.  The Company derives FAD by adjusting FFO for certain non-cash items such as the straight line rent adjustment, amortization of loan fees, depreciation of property, plant and equipment and deferred tax expense.

The Company’s calculations of FFO and FAD may not be comparable to FFO and FAD reported by other real estate investment trusts (“REITs”) due to the fact that not all REITs use the same definitions.  FFO and FAD should not be considered as alternatives to net income as indicators of the Company’s operating performance or alternatives to cash flows as measures of liquidity.  FFO and FAD do not measure whether cash flow is sufficient to fund all of the Company’s cash needs, including principal amortization, capital expenditures, and distributions to shareholders and unit holders. Additionally, FFO and FAD do not represent cash flows from operating, investing or financing activities as defined by GAAP.

Reclassifications: Certain prior quarter balances have been reclassified to conform to the current presentation.